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                                                                   Exhibit 10.14

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVING BECOME EFFECTIVE WITH REGARD THERETO, OR
(ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT EXECUTED BY HOLDER IN FAVOR OF THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT, AND WORLD SUBORDINATED DEBT PARTNERS, L.P.

                                   DRA, INC.

                        CONTINGENT PURCHASE PRICE NOTE

This Note is being delivered by DRA, Inc., a Delaware corporation (the "Corporation") to General Motors Corporation, a Delaware corporation ("GM") in connection with the Asset Purchase Agreement dated July 13, 1994 (the "Asset Purchase Agreement") among the Corporation, GM and DR International, Inc., a Delaware corporation and parent of the Corporation ("DRI"). In addition to the purchase price consideration to be paid to GM by DRA under the Asset Purchase Agreement, the Corporation (which term includes any successor corporation), for value received, hereby promises to pay to GM or permitted assigns ("Holder"), the contingent purchase price payment described on Exhibit A attached hereto, without interest. Any payments to be made hereunder shall be paid on such dates as are specified on Exhibit A.

This Note shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the successors and permitted assigns of the Holder. The Holder may assign, transfer or dispose of its rights with respect to this Note only upon registration of this Note under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, or the existence of an exemption from such registration and subject to the provisions of the Subordination Agreement (as hereinafter defined).

1.   Method of Payment.
     -----------------

Payments hereunder may be mailed to the Holder's registered address. The Corporation will pay amounts due hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts (payment may be made by check payable in such money). If a payment date is a Saturday, a Sunday or a legal holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Saturday, a Sunday or a legal holiday.
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     2.   Subordination.
          -------------

          The Holder and the Corporation covenant and agree that to the extent and in the manner set forth in the Subordination Agreement dated as of July 31, 1994 (the "Subordination Agreement") among the Holder, the Corporation, The CIT Group/Business Credit, Inc., as agent, and World Subordinated Debt Partners, L.P., the payment of the amounts due under this Note, and all other sums due and payable by the Corporation to the Holder hereunder are hereby expressly made subordinate and subject in right of payment to the prior final and indefeasible payment in full of all Senior Debt as provided in the Subordination Agreement.

     3.   Events of Default.
          -----------------

          (a) An "Event of Default" occurs if at any time after July 31, 2004:

               (i) the Corporation defaults in the payment of amounts due under this Note when the same become due and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of
Section 2 hereof;

               (ii) the Corporation or any subsidiary of the Corporation whose assets are 10% or more of the total assets of the Parent on a consolidated basis or whose revenues provided 10% or more of the Parent's net pre-tax consolidated income (a "Significant Subsidiary"), pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceedings,

                    (B) consents to the entry of an order for relief against
               it in an involuntary case or proceeding,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its
               creditors, or

                    (E) generally is unable to pay its debts as they become due;
               or

               (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Corporation or


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                any Significant Subsidiary in an involuntary case or proceeding,

                    (B) appoints a Custodian of the Corporation or any
                Significant Subsidiary or for all or substantially all of its property, or

                    (C) orders the liquidation of the Corporation or any
                Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 45 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     (b)   Acceleration. If an Event of Default (other than an Event of Default
           ------------
specified in clause (a) (ii) or (a) (iii) of Section 3) occurs and is continuing, the Holder, by written notice to the Corporation (an "Acceleration Notice"), may, subject to the provisions of the Subordination Agreement, declare the unpaid amounts due under this Note to be immediately due and payable. If an Event of Default specified in clause (a) (ii) or (a) (iii) of
Section 3 occurs, all amounts due under this Note outstanding shall ipso facto
                                                                    ----------
become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder by written notice to the Corporation shall rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of amounts due under this Note which have become due solely because of the acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     (c)   Other Remedies. Subject to the provisions of Section 2, if an Event
           --------------
of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due under this Note or to enforce the performance of any provision of this Note.

     A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

     (d)   Waiver of Past Defaults. Subject to Section 3(b), the Holder may
           -----------------------
waive an existing default or Event of Default and its consequences. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be

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deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other defaults or impair any right consequent thereon.

     4.   Financial Statements.  So long as any amounts remain outstanding
          --------------------
hereunder, the Corporation shall deliver to Holder:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of DRI, consolidated balance sheets of DRI and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Corporation and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis (commencing with the second fiscal year), except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of DRI, a consolidated balance sheet of DRI and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of DRI and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis (commencing with the second fiscal year), except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation;

provided, however, that all information provided to Holder shall be kept
--------  -------
confidential and shall in no event be disclosed (in whole or in part, including summaries of such information prepared by Holder) to any person (including without limitation General Motor's Worldwide Purchasing Organization and/or Service Parts Operations or any successor organization or division thereto) other than those persons who are responsible for the administration of this Note at General Motors Corporation;

          (c) together with each delivery of financial statements of DRI and its subsidiaries pursuant to clauses (a) and (b) above, an Officers' Certificate of the Corporation stating that the signers have reviewed the terms of this Note and have made or caused to be made under their supervision, a review in reasonable caused to be made under their supervision, a review in reasonable detail of the results of operations and financial condition of DRI and its subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Corporation has taken, is taking and


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proposes to take with respect thereto; and

     (d) promptly upon the occurrence of any Event of Default, an Officer's Certificate of the Corporation setting forth the details thereof and the action which the Corporation is taking or proposes to take with respect thereto.

     5.   Amendment and Waiver.
          --------------------

          Subject to the exception set forth below, this Note may be amended with the consent of the Holder and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holder.

          An amendment under this Section 5 may not make any change that affects the rights under Section 2 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

          After an amendment under this Section 5 becomes effective, the Corporation shall mail to the Holder a notice briefly describing the amendment.

     6.   Denominations; Transfer and Exchange.
          ------------------------------------

          When this Note is presented to the Corporation with a request to register the transfer, the Corporation shall register a transfer as requested, if the requirements for such transfer are met; provided, however, that if this
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Note is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the Holder or his attorney duly authorized in writing. The Corporation may charge a reasonable fee for any transfer or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     7.   Replacement Note.
          ----------------

     If a mutilated Note is surrendered to the Corporation or if the Holder of this Note presents evidence to the reasonable satisfaction of the Corporation that this Note has been lost, destroyed or wrongfully taken, the Corporation shall issue a replacement Note of like tenor if the requirements of this paragraph are met. An indemnity bond may be required that is sufficient in the reasonable judgment of the Corporation to protect the Corporation from any loss which it may suffer. The Corporation may charge for its expenses in replacing this Note.

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     8.   No Recourse Against Others.
          --------------------------

     No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

     9.   Notice.
          ------

     All notices, requests, consents and demands shall be made in writing and shall be given by registered or certified mail postage prepaid to the following: if to the Corporation, at 2405 Columbus Ave., Anderson, Indiana, Attention:
Chief Financial Officer, with a required copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, Attention: G. Daniel O'Donnell, Esquire or to such other address as may be furnished in writing to the Holder; and if to the Holder, at 767 Fifth Avenue, New York, New York 10153, Attention: Treasurer, with a required copy to General Motors Legal Staff, New Center One Building, 3031 West Grand Blvd., Detroit, MI 48232,
Attention: General Counsel. Unless otherwise indicated herein, notices hereunder shall be effective when delivered, if delivered personally, or, if sent by mail, when sent.

    10.  Governing Law. This Note shall be deemed a contract under, and shall be
         -------------
governed and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

    11.  Successors, etc.; Entire Agreement. This Note shall be binding upon and
         ----------------------------------
shall inure to the benefit of and be enforceable by the respective successors and assigns of the Corporation and the registered Holder thereof. This Note and the Subordination superseding all prior understandings and writings, with respect to the indebtedness represented hereby.

    12.   Headings. The section headings of this Note are for convenience only
          --------
and shall not affect the meaning or interpretation of this Note or any provision hereof.

    13.   Waivers. The Corporation waives presentment, demand, protest and
          -------
notice of dishonor and agrees that no extension or indulgence to the Corporation or release or non-enforcement of any security, or release of any party, whether with or without notice, shall affect the obligations of the Corporation.



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     14.   Reimbursements. The Corporation agrees to reimburse the Holder for
           --------------
any and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in collecting or attempting to collect this Note, following any Event of Default which is continuing.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be executed.

Dated:  July 31, 1994


                                        DRA, INC.

                                        By: /s/ James R. Gerrity
                                           ________________________
                                           Executive Vice President

General Motors Corporation,
as Holder, hereby consents and
agrees to be bound by the
proviso set forth in Section 4
of this Note:

GENERAL MOTORS CORPORATION

By: /s/ Robert D. Feller
    _______________________
Title: Attorney-in-Fact
       ____________________
Date:  July 31, 1994


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

                                   Exhibit A

                       Contingent Purchase Price Payment
                       ---------------------------------

     GM shall be entitled to receive a contingent payment, equal to the product of (a) the Capitalized Value (as hereinafter defined) times (b) the Applicable Percentage (as hereinafter defined) (the "Contingent Payment"). The Contingent Payment shall be paid in five equal consecutive annual installments; the first such installment shall be paid on July 31, 2004 and the four remaining installments shall be paid on each of the next four anniversary dates of such date.

     Terms used in this Exhibit A shall have the following meanings:

     "Additional Investment" means any additional investment made by DRI, the Corporation or any subsidiary of DRI or the Corporation whether financed in the form of debt or equity, to fund any acquisitions made by DRI or the Corporation or any subsidiary of DRI or the Corporation subsequent to the Closing Date and shown as the initial investment in such subsidiary(s) or business(es) in DRI's, the Corporation's or the applicable subsidiary's separate financial statements for any one or more of the years ended, December 31, 2001, 2002, and 2003.

     "Applicable Percentage" at any point in time shall mean the result (expressed as a percentage) obtained by dividing 100,000 which number shall be adjusted to give appropriate effect to any stock splits, reverse stock splits or stock dividends affecting DRI's common stock after the Closing Date, by the total number of shares of common stock of all classes of DRI or any successor outstanding on a fully diluted basis as of the date or determination, excluding any shares issued subsequent to July 31, 1994, to the extent that the proceeds therefrom have been accounted for as Additional Investment.

     "Average EBIT" shall mean the sum of EBIT for the three (3) years ended December 31, 2001, 2002 and 2003, divided by three (3).

     "Average Imputed Return" means the sum of the Imputed Return for the three
(3) years ended December 31, 2001, 2002 and 2003, divided by three (3).

     "Capitalized Value" shall mean an amount determined by (a) multiplying (i) the excess of Average EBIT over Average Imputed Return times (ii) five (5), and
                                                       -----
(b) deducting therefrom the Senior Obligations.

     "Closing Date" shall mean the Closing Date as defined in the asset Purchase Agreement.

     "EBIT" shall mean net income plus the provision for income taxes and interest expense, plus or minus any extraordinary charges or credits or nonrecurring charges or credits, as the case may be, including in the determination of such net income, as reflected on DRI's audited consolidated financial statements for the period in question.

     "Imputed Return" for any year shall mean an amount determined by multiplying (a) 0.175 times the Additional Investment times (b) the number of days such investment(s) was outstanding during such year divided by 365.

     "DRI" shall mean DR International, Inc., a Delaware corporation and parent of the Purchaser.

     "Senior Obligations" shall mean the sum of the outstanding principal plus accrued but unpaid interest thereon of all senior, mezzanine, subordinated and all other debt and redeemable preferred stock as reflected on the audited consolidated balance sheet of DRI as of December 31, 2003, provided, however, that Senior Obligations shall not include the outstanding balance of any of the foregoing as of December 31, 2003 to the extent that the original proceeds from such debt or redeemable preferred stock was accounted for as Additional Investment.